Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Matrix Bancorp, Inc.
Denver, Colorado

We consent to the incorporation by reference in this Registration Statement pertaining to Matrix Bancorp, Inc.’s 2006 Employee Stock Option Plan on Form S-8 of Matrix Bancorp, Inc. and subsidiaries of our report dated March 15, 2006 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Matrix Bancorp, Inc. and subsidiaries for the year ended December 31, 2005.

/s/McGladrey & Pullen, LLP

Denver, Colorado
June 29, 2006